WAIVER AGREEMENT

This WAIVER AGREEMENT (the “Waiver Agreement”) is entered into as of this 25th day of June, 2018, by and between Asia Equity Exchange Group, Inc. (the “Company”), a Nevada corporation and Yanru Zhou (the “Purchaser”), an individual. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and the Purchaser entered into that certain Subscription Agreement, dated as of November 21, 2017, for the purchase and sale of common stock of the Company (the “Subscription Agreement”);

WHEREAS, the Subscription Agreement provides that the Company shall use its commercially reasonable efforts to effect the Up-listing no later than December 31, 2018; and

WHEREAS, the Subscription Agreement provides that in the event the Company does not complete the Up-listing by December 31, 2018, the Purchaser has the right to request the Company to repurchase all of the shares sold to the Purchaser pursuant to the Subscription Agreement and pay the Purchaser the full amount of the purchase price in cash (the “Buy-Back”); and

WHEREAS, the Purchaser has agreed to waive any and all rights with respect to the Buy-Back pursuant to Section 1.4 of the Subscription Agreement, in consideration for one thousand ($1,000) US dollars (the “Waiver Consideration”).

NOW, THEREFORE, for and in consideration of the receipt of valuable consideration, including the payment by the Company to the Purchaser of the Waiver Consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Waiver of the Buy-Back. The Purchaser hereby irrevocably waives any and all rights it may have under Section 1.4 of the Subscription Agreement. Except as otherwise amended hereby, the Subscription Agreement remains in full force and effect.

2. Governing Law. This Waiver Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its principles of conflicts of laws.

3. Counterparts; Effectiveness. This Waiver Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

4. Miscellaneous. This Waiver Agreement shall be binding upon the Company and the Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Waiver Agreement as of the date first written above.

Asia Equity Exchange Group, Inc.

	By:	/s/ Song Gao
	Name:	Song Gao
	Title:	President and CEO

Yanru Zhou

.	/s/ Yanru Zhou
	Name:	Yanru Zhou